News Release May 7, 2026

SSR MINING ANNOUNCES VOTING RESULTS FROM
2026 ANNUAL MEETING OF SHAREHOLDERS

DENVER – SSR Mining Inc. (Nasdaq/TSX: SSRM) (“SSR Mining” or the “Company”) announces that each of the eight nominees listed in the Proxy Statement for the 2026 Annual Meeting of Shareholders (the “Meeting”) were elected as directors of SSR Mining on Thursday, May 7, 2026. Voting results for the election of directors are set out below:

Nominee Name	Votes For	% For	Votes Withheld	% Withheld	Broker Non Vote
Rod Antal	145,639,711	98.69%	1,938,333	1.31%	15,402,274
Thomas R. Bates, Jr.	90,845,964	61.56%	56,732,081	38.44%	15,402,273
Brian R. Booth	146,243,280	99.10%	1,334,764	0.90%	15,402,274
Alan P. Krusi	145,353,727	98.49%	2,224,317	1.51%	15,402,274
Daniel Malchuk	144,910,353	98.19%	2,667,691	1.81%	15,402,274
Laura Mullen	145,801,559	98.80%	1,776,486	1.20%	15,402,273
Kay Priestly	140,344,130	95.10%	7,233,914	4.90%	15,402,274
Karen Swager	123,223,257	83.50%	24,354,788	16.50%	15,402,273
At the Meeting, the shareholders of SSR Mining also approved (i) a non-binding advisory resolution regarding the Company’s approach to executive compensation, and (ii) the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
The voting results for each resolution are set out below:

	Votes For	% For	Votes Against	% Against	Votes Withheld	% Withheld	Broker Non Vote
Advisory Vote on Executive Compensation	79,296,143	53.73%	66,819,982	45.28%	1,461,909	0.99%	15,402,284
Appointment of Auditors	162,777,275	99.88%	0	0.00%	203,043	0.12%	0
About SSR Mining
SSR Mining is listed under the ticker symbol SSRM on the Nasdaq and the TSX.
For more information, please visit: www.ssrmining.com.
E-Mail: invest@ssrmining.com
Phone: +1 (888) 338-0046

SSR MINING